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                                                                       EXHIBIT 5


                               March 5, 1999



Trikon Technologies, Inc.
Ringland Way
Newport, Gwent NP6 2TA
United Kingdom

          Re: Trikon Technologies, Inc. Registration Statement for Offering of 8,509,167 shares of Common Stock
               -----------------------------------------------

Ladies and Gentlemen:

     We have acted as counsel to Trikon Technologies, Inc., a California corporation (the "Company") in connection with the registration on Form S-8 (the "Registration Statement") under the Securities Act of 1933, as amended, of 8,509,167 shares of the Company's common stock (the "Shares") and related stock options for issuance in the aggregate under the Trikon Technologies, Inc. 1991 Stock Option Plan (the "1991 Plan"), as amended and restated as of January 26, 1999 (8,009,167 Shares), and Trikon Technologies, Inc. 1998 Directors Stock Option Plan (the "1998 Plan"), as amended and restated as of January 26, 1999 (500,000 Shares) (the "Plans").

     This opinion is being furnished in accordance with the requirements of Item 8 of Form S-8 and Item 601(b)(5)(i) of Regulation S-K.

     We have reviewed the Company's charter documents and the corporate proceedings taken by the Company in connection with the establishment and amendment of the 1991 Plan and the establishment and amendment of the 1998 Plan. Based on such review, we are of the opinion that, if, as and when the Shares have been issued and sold (and the consideration therefor received) pursuant to the provisions of option agreements duly authorized under the Plans and in accordance with the Registration Statement, such Shares will be duly authorized, legally issued, fully paid and nonassessable.

     We consent to the filing of this opinion letter as Exhibit 5 to the Registration Statement.

     This opinion letter is rendered as of the date first written above and we disclaim any obligation to advise you of facts, circumstances, events or developments which hereafter may be brought to our attention and which may alter, affect or modify the opinion expressed herein. Our opinion is expressly limited to the matters set forth above and we render no opinion, whether by implication or otherwise, as to any other matters relating to the Company, the Plans or the Shares.


                         Very truly yours,


                         /s/ BROBECK, PHLEGER & HARRISON LLP
                         BROBECK, PHLEGER & HARRISON LLP